                                                                   Exhibit 99.1


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of ERISCO Managed Care Technologies, Inc.:

    In our opinion, the accompanying statements of financial position and the related statements of income, shareholder's equity and cash flows present fairly, in all material respects, the financial position of ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated, at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

New York, New York
June 30, 2000

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,

              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                              STATEMENTS OF INCOME

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                 NINE MONTHS
                                                              ENDED SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2000       1999       1999       1998       1997
                                                              --------   --------   --------   --------   --------
                                                                  (UNAUDITED)
Revenue
Software Licenses...........................................  $12,274    $10,994    $15,946    $12,539    $12,116
Software Maintenance........................................   14,287     14,427     19,357     14,784     12,895
Services....................................................   10,170      8,777     12,428      9,848      7,528
Other.......................................................    1,138      1,511      1,576      1,256      1,532
                                                              -------    -------    -------    -------    -------
  Total Revenue.............................................   37,869     35,709     49,307     38,427     34,071
Cost of Revenue.............................................   23,054     21,535     29,068     25,760     21,514
                                                              -------    -------    -------    -------    -------
  Gross Profit..............................................   14,815     14,174     20,239     12,667     12,557
                                                              -------    -------    -------    -------    -------
Operating Expenses:
Research and Development....................................    2,952      1,935      2,496      1,514        888
Selling, General and Administrative.........................    7,191      6,001      7,481      6,567      5,267
Depreciation and Amortization...............................      885        552      1,239        912        769
                                                              -------    -------    -------    -------    -------
  Total Operating Expenses..................................   11,028      8,488     11,216      8,993      6,924
                                                              -------    -------    -------    -------    -------
  Operating Income..........................................    3,787      5,686      9,023      3,674      5,633
Related Party Interest Expense..............................   (1,712)    (2,047)    (2,875)    (2,761)    (2,044)
Other Income (Expense)......................................        0          0        125        (64)       (51)
                                                              -------    -------    -------    -------    -------
  Income before provision for Income taxes..................    2,075      3,639      6,273        849      3,538
Income tax provision........................................      969      1,568      2,704        389      1,507
                                                              -------    -------    -------    -------    -------
  Net Income................................................  $ 1,106    $ 2,071    $ 3,569    $   460    $ 2,031
                                                              =======    =======    =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,

              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                        STATEMENTS OF FINANCIAL POSITION

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                AS OF               AS OF               AS OF
                                                         SEPTEMBER 30, 2000     DECEMBER 31, 1999   DECEMBER 31, 1998
                                                         ------------------     -----------------   -----------------
                                                            (UNAUDITED)
ASSETS
Current assets
Cash and Cash Equivalents...............................     $     0              $     0             $      0
Accounts Receivable--Net................................       3,382                2,924                2,322
Deferred Income Tax.....................................         125                  213                  231
Prepaid Expenses and Other Current Assets...............         737                2,002                2,830
Due From Parent.........................................      31,910               28,471               25,941
                                                             -------              -------             --------
    Total Current Assets................................      36,154               33,610               31,324
                                                             -------              -------             --------
Computer Software.......................................       7,060                7,267                7,176
Property and Equipment--Net.............................       4,517                4,413                1,430
                                                             -------              -------             --------
Total assets............................................     $47,731              $45,290             $ 39,930
                                                             =======              =======             ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accrued and Other Current Liabilities...................     $ 4,675              $ 4,602             $  3,960
Accounts Payable........................................         617                  337                  404
Note Payable and Accrued Interest Related Party.........           0               53,319               50,444
Deferred Revenues.......................................      10,960               11,658               12,984
                                                             -------              -------             --------
    Total Current Liabilities...........................      16,252               69,916               67,792
                                                             -------              -------             --------
Deferred Income Taxes...................................       2,010                2,197                2,472
Other Non-current Liabilities...........................         852                  700                  758
                                                             -------              -------             --------
Total Liabilities.......................................      19,114               72,813               71,022
                                                             -------              -------             --------

Commitments and Contingencies (notes 8, 9 and 10)

Shareholder's Equity:
  Common stock, No Par Value; Authorized 200 shares;
    issued 10 shares in all periods.....................      57,061                2,027                2,027
  Retained Earnings.....................................     (28,444)             (29,550)             (33,119)
                                                             -------              -------             --------
Total Shareholder's Equity..............................      28,617              (27,523)             (31,092)
                                                             -------              -------             --------
Total Liabilities and Shareholder's Equity..............     $47,731              $45,290             $ 39,930
                                                             =======              =======             ========

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,
              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                            STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               NINE MONTHS ENDED              YEARS ENDED
                                                                   SEPTEMBER 30,             DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2000       1999       1999       1998       1997
                                                              --------   --------   --------   --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.................................................. $  1,106   $  2,071    $ 3,569    $   460    $ 2,031
Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and Amortization.............................    2,592      2,784      3,796      3,741      3,465
  Changes in Working Capital:
  Accrued and Other Liabilities.............................      225        (87)       584      1,272       (116)
  Deferred Revenues.........................................     (698)     1,954     (1,326)     4,812       (549)
  Accounts Receivable.......................................     (458)       780       (602)     1,548      3,169
  Accounts Payable..........................................      280       (145)       (67)       185         95
  Accrued Interest, Related Party...........................    1,712      2,047      2,875      2,761      2,044
  Deferred Income Taxes.....................................      (99)        (94)      (257)       415        170
  Other Current Assets......................................    1,265        471        828         90     (2,571)
                                                             --------   --------   --------   --------   --------
Net Cash Provided By (Used In) Operating Activities.........    5,925      9,781      9,400     15,284      7,738
                                                             --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures........................................     (986)   (3,803)     (4,225)    (1,018)      (489)
Additions To Computer Software..............................   (1,500)   (1,920)     (2,645)    (2,988)    (2,764)
                                                             --------   --------   --------   --------   --------
Net Cash Used In Investing Activities.......................   (2,486)   (5,723)     (6,870)    (4,006)    (3,253)
                                                             --------   --------   --------   --------   --------
NET CASH FLOWS FROM FINANCING ACTIVITIES:
Net Transfers (To) IMS HEALTH...............................   (3,439)   (4,058)     (2,530)    (9,556)    (6,207)
Capital Contribution from Parent............................   55,034         0           0          0          0
Repayment of Note Payable, Related Party....................  (55,034)        0           0          0          0
Short-Term Borrowings.......................................        0         0           0          0      2,232
Short-Term Debt Repayments..................................        0         0           0     (1,722)      (510)
                                                             --------   --------   --------   --------   --------
Net Cash Provided By (Used In) Financing Activities.........   (3,439)   (4,058)     (2,530)   (11,278)    (4,485)
                                                             --------   --------   --------   --------   --------
Increase/(Decrease) In Cash.................................        0         0           0          0          0
Cash, Beginning Of Period...................................        0         0           0          0          0
                                                             --------   --------   --------   --------   --------
Cash, End Of Period......................................... $      0   $     0    $      0   $      0   $      0
                                                             ========   ========   ========   =======    ========

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,
              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

                                                         SHARES        COMMON     CAPITAL IN     RETAINED
                                                      COMMON STOCK     STOCK     EXCESS OF PAR   EARNINGS    TOTAL
                                                     --------------   --------   -------------   --------   --------
January 1, 1997....................................        10            $0         $ 2,027      $(35,610)  $(33,583)
Net Income.........................................                                                2,031       2,031
                                                           --            --         -------      --------   --------
December 31, 1997..................................        10             0         $ 2,027      $(33,579)  $(31,552)
Net Income.........................................                                                  460         460
                                                           --            --         -------      --------   --------
December 31, 1998..................................        10             0         $ 2,027      $(33,119)  $(31,092)
Net Income.........................................                                                3,569       3,569
                                                           --            --         -------      --------   --------
December 31, 1999..................................        10             0         $ 2,027      $(29,550)  $(27,523)
Capital Contribution from Parent (Unaudited).......                                  55,034                   55,034
Net Income (Unaudited).............................                                                 1,106      1,106
                                                           --            --         -------      --------   --------
September 30, 2000 (Unaudited).....................        10            $0         $57,061      $(28,444)  $ 28,617
                                                           ==            ==         =======      ========   ========

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

    ERISCO Managed Care Technologies, Inc. ("Erisco" or the "Company") is a wholly owned subsidiary of IMS HEALTH Inc. ("IMS HEALTH" or the "Parent"). Acquired in 1984 by The Dun & Bradstreet Corporation ("D&B"), Erisco has been providing software-based application business solutions and services for over thirty years. Erisco markets its applications to the healthcare insurance industry, including managed care organizations (MCO's), preferred provider organizations, Blue Cross/ Blue Shield organizations, managed-indemnity carriers and specialized MCO's.

    IMS HEALTH became a separate public company through a series of transactions, as discussed below.

    On November 1, 1996, D&B distributed to its shareholders all of the outstanding shares of common stock of Cognizant Corporation ("Cognizant"), then a wholly-owned subsidiary of D&B (the "D&B Distribution"). In the D&B Distribution, holders of D&B common stock received one share of Cognizant common stock for every share of D&B common stock held.

    In July 1998, Cognizant separated into two independent, publicly traded companies--Nielsen Media Research, Inc. ("NMR"), and IMS HEALTH (the "Cognizant Distribution"). The transaction was structured as a tax-free dividend of one share of IMS HEALTH common stock for each share of Cognizant common stock. Concurrent with the transaction, Cognizant changed its name to Nielsen Media Research, Inc. The Cognizant Distribution created IMS HEALTH, a premier global provider of information solutions to the pharmaceutical and healthcare industries, and NMR, a leader in television audience measurement services.

    The financial statements have been prepared using IMS's historical basis in the assets and liabilities and historical results of operations related to the Company's business. The financial statements generally reflect the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. The financial statements include allocations of certain IMS Corporate and other expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other corporate overhead) relating to the Company's business for the years ended December 31, 1999, 1998, and 1997 (the "Respective Periods") and the (unaudited) nine months ended September 30, 2000 and 1999 period. Management believes these allocation methods are reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, and cash flows of the Company in the future or what they would have been if they Company had been a separate entity during the periods presented.

    The financial statements are presented immediately prior to the divestiture Agreement discussed in Note 13 and do not reflect any decisions that may be made by the buyer.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UNAUDITED INTERIM FINANCIAL INFORMATION: The accompanying interim statement of financial position as of September 30, 2000 and the statements of income and cash flows for the nine months ended September 30, 2000 and 1999, together with the related disclosures and amounts set forth in the notes are unaudited. In management's opinion all adjustments of normal recurring nature, which the Company considers necessary to present fairly, in all material respects, its financial position, results of operations and cash flows for the periods have been included. Unaudited results for the nine months ended September 30, 2000 and 1999 are not necessarily indicative of results for the entire year.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    CASH AND CASH EQUIVALENTS: The Company participates in IMS HEALTH's cash management program and as such, all cash is swept to IMS HEALTH daily. In addition, IMS funds the Company's disbursement bank accounts as required. This activity is included in Due from Parent.

    PROPERTY AND EQUIPMENT: Machinery and Equipment are depreciated over their estimated useful lives of 3 to 5 years, using the straight-line method. Furniture and fixtures are depreciated on a straight-line basis over their estimated useful life of 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement. Maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of operating results.

    COMPUTER SOFTWARE: Direct costs incurred in the development of computer software are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Research and development costs incurred to establish technological feasibility of a computer software product are expensed in the periods in which they are incurred and are included in cost of research and development in the Statement of Income. Capitalization ceases and amortization starts when the product is available for general release to customers. Computer Software is being amortized, on a product by product basis, over five years. At each balance sheet date the Company reviews the recoverability of the unamortized capitalized costs of computer software by comparing the carrying value of computer software with its estimated net realizable value. Accumulated amortization of computer software was $7,455 and $8,304 at December 31, 1999 and 1998, respectively.

    COMPUTER SOFTWARE PURCHASED FOR INTERNAL USE: The Company follows SOP-98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" to account for purchased computer software used in its operations.

    REVENUE RECOGNITION: The Company generates revenue from several sources, including the licensing of its software products, maintenance, performing services related to the implementation, training and support and minor modifications to these products, and other revenues principally from commissions related to the reselling of hardware and third party software products. The Company follows the provisions of AICPA Statement of Position ("SOP") 97-2 "Software Revenue Recognition," SOP 98-4 "Deferral of the Effective Date of Certain Provisions of SOP 97-2", and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions".

    Software license revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable and when all other significant obligations have been fulfilled. For software license agreements in which customer acceptance is a condition of earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "residual method" prescribed by SOP 98-9. For arrangements in which VSOE does not exist for each element, including specified upgrades, revenue is deferred and not recognized until delivery of the element without VSOE has occurred.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Software maintenance and support revenues are deferred and recognized ratably over the contract period.

    Service revenue includes consulting fees for implementation, installation, data conversion, and training related to the use of the Company's licensed products. The Company recognizes revenues for these services as they are performed, as they are principally contracted for on a time and material basis. Also included in services is revenue generated through the Company's service bureau operation and through the development of modifications for clients. Service bureau revenue is earned and recognized based on actual usage, as the service is performed. Revenue from minor modifications is recognized upon delivery.

    Other revenue consists primarily of commissions earned from the reselling of hardware and third party software products.

    DEFERRED REVENUES: Deferred revenues arise primarily as a result of annual billings of software maintenance fees at the beginning of maintenance terms and billings of software license fees in accordance with contractual terms that may not directly correlate with the delivery of the product or services. In addition, upfront and other annual fees are deferred and recognized over the service period. The amount of deferred revenue will change based on the timing of actual billings and related recognition of software license and maintenance revenues.

    Unbilled accounts receivable arise as a result of revenue earned under contractual arrangements for products delivered or services rendered prior to the related billings to customers. The Company generally bills the customer within a quarter.

    INCOME TAXES: The results of the Company have been included in the Federal and certain state tax returns of IMS and Cognizant for the Respective Periods. The provision for income taxes in the Company's financial statements has been calculated on a separate-company basis. Income taxes deemed paid on behalf of the Company by IMS HEALTH for the Respective Periods are included in Due from Parent.

    Income taxes are provided using the asset and liability method in accordance with SFAS No. 109. Deferred tax assets and liabilities are recognized based on the estimated realizable differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year, as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities.

    ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for: allowance for uncollectible accounts receivable, depreciation and amortization periods, capitalized software, income taxes, and allocations of IMS Corporate and other costs.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    COMPREHENSIVE INCOME (LOSS): The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME effective January 1, 1998. SFAS No. 130 establishes standards for the reporting and disclosure of comprehensive income (loss) and its components. Comprehensive income (loss) includes all changes in equity during a period except those resulting from investments by or distributions to owners.

    For the years ended December 31, 1999, 1998, and 1997, the Company had no other significant components of other comprehensive income (loss). Accordingly, comprehensive income and net income were the same for these periods.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion
No. 25" ("FIN No. 44"). The interpretation provides guidance for certain issues relating to stock compensation, involving employees that arose in applying Opinion 25. The provisions of FIN No. 44 are effective July 1, 2000. The adoption of FIN No. 44 will have no effect on the Company's financial statements.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. On June 26, 2000, the SEC staff issued SAB 101B to provide registrants with additional time to implement guidance contained in SAB 101. SAB 101B delays the implementation date of SAB No. 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes its revenue recognition policies are compliant with the SEC staff's views.

NOTE 3.  FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 1999, the Company's financial instruments included receivables, accounts payable and related party notes and accounts. At December 31, 1999, the fair values of these instruments approximated carrying values due to their short-term nature.

CREDIT CONCENTRATIONS

    The Company generates all its revenues and maintains accounts receivable balances principally from customers in the healthcare insurance industry. The Company's trade receivables do not represent significant concentrations of credit risk at December 31, 1999 due to the high quality of its customers. These receivable balances are unsecured. The Company believes its allowance for doubtful accounts is sufficient to provide for any risk of credit losses.

NOTE 4.  PENSION AND POSTRETIREMENT BENEFITS

    Certain eligible employees of the Company participate in IMS HEALTH's defined benefit pension plan. The plan is a cash balance pension plan under which 6% of creditable compensation plus interest is credited to eligible employee's retirement accounts on a monthly basis. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. The Company accounts for

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 4.  PENSION AND POSTRETIREMENT BENEFITS (CONTINUED)

the plan as a multi-employer plan. Accordingly, the Company has recorded pension expense related to its employees participation in the IMS HEALTH plan, as allocated, totaling $258, $225, and $212 for the years 1999, 1998, and 1997, respectively.

    All Company employees are eligible to participate in IMS HEALTH-sponsored defined contribution plans. Under the plan, the sponsoring employer makes a matching contribution equal to 50% of the employee's contribution up to specified limits of the employee's salary. The Company's expense related to these plans was $477, $414, and $356 for the years 1999, 1998 and 1997, respectively.

    Since 1999, certain Erisco employees have been eligible to participate in IMS HEALTH's various healthcare and life insurance plans for retired employees. Eligibility is measured based on service after January 1, 1996. Employees become eligible for benefits or participation under these plans if they work 10 years with the Company after attaining age 45. The Company accounts for its participation in IMS HEALTH's plan as a multi-employer plan. The cost of postretirement benefit plans in 1999 as allocated by IMS HEALTH, was $100. There was no previously sponsered Erisco postretirement benefit plan.

NOTE 5.  EMPLOYEE STOCK PLANS

    IMS HEALTH has an Employee Stock Incentive Plan, which provides for the grant of IMS HEALTH stock options, restricted stock and restricted stock units to eligible Erisco employees. In addition, it provides an opportunity for the purchase of stock options with a prepayment equal to ten percent of the exercise price, with the remaining payment due when the options are exercised. Options have a life of ten years, vest proportionally over three to four years and have an exercise price equal to the fair market value of the common stock on the grant date.

    Pursuant to restricted stock units granted to Erisco employees, the Company recognized compensation expense of $12, $12 and $4 for years 1999, 1998, and 1997, respectively.

    IMS HEALTH adopted an Employee Stock Purchase Plan in 1998 which allows eligible Erisco employees to purchase a limited amount of IMS HEALTH common stock at the end of each quarter at a price equal to the lesser of 90% of fair market value on (a) the first trading day of the quarter, or (b) the last trading day of the quarter. Fair market value is defined as the average of the high and low prices of the shares on the relevant day. There is no compensation cost associated with this plan.

    SFAS No. 123, "Accounting for Stock-Based Compensation" requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. IMS HEALTH continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans in the Respective Periods. Had the Company's compensation cost for the employees participation in IMS HEALTH's stock-based compensation plans been determined based on the fair value at the grant dates

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 5.  EMPLOYEE STOCK PLANS (CONTINUED)

for awards under those plans, consistent with the method of SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                   YEARS ENDED DECEMBER
                                                                           31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Net Income (loss)
As reported.................................................   $3,569     $ 460      $2,031
Pro forma...................................................   $1,964     $(129)     $1,532

------------------------------

NOTE: THE PRO FORMA DISCLOSURES ABOVE MAY NOT BE REPRESENTATIVE OF THE EFFECTS ON NET INCOME.

    On January 3, 2000, IMS HEALTH reduced the vesting period on substantially all options previously granted with a six-year vesting period to four years. As a result, 529,039 previously unvested options became exercisable at January 3, 2000. The impact of the change in vesting will accelerate the pro forma fair value charge for previously vested options reflected in the pro forma disclosures required by SFAS No. 123, thereby significantly increasing the 2000 pro forma SFAS No. 123 earnings charge when compared to the actual reported amount in prior periods. Under APB No. 25, there will be no charge to the Statement of Income for this change.

    The fair value of IMS HEALTH's stock options used to compute pro forma net income, as disclosed above, is the estimated present value at grant date using the Black-Scholes option-pricing model. The following weighted-average assumptions were used by IMS HEALTH for 1999: dividend yield of 0.3%; expected volatility of 35%; a risk-free interest rate of 4.8%; and an expected term of 3 years. The following weighted average assumptions were used for 1998: dividend yield of 0.3%; expected volatility of 25%; a risk-free interest rate of 5.5%; and an expected term of 3 years. The following weighted average assumptions were used for 1997: dividend yield of 0.3%; expected volatility of 25%; a risk-free interest rate of 6.1%; and an expected term of 4.5 years. The weighted average fair value (per stock option) of the IMS HEALTH's stock options granted in the Respective Periods are $9.85, $7.14 and $6.62, respectively. These assumptions are based on circumstances and factors associated with IMS HEALTH, particularly expected volatility. They may not be indicative of those that Erisco would have had if it was a separate company.

    Immediately following the spin-off of IMS HEALTH by Cognizant in July of 1998, outstanding awards under Cognizant's Key Employees Stock Incentive Plan and other option plans were adjusted to maintain their then intrinsic value of the existing awards. In addition, as a result of the Gartner spin-off by IMS HEALTH in 1999, outstanding awards under the IMS HEALTH's Employee Stock Incentive Plan and other option and equity plans were adjusted to maintain their then intrinsic value of the existing awards.

    At December 31, 1999, outstanding options for IMS HEALTH common stock held by Company employees, including the substitute awards mentioned above, totaled 2,751,332, of which 912,149 had vested and were exercisable. The option prices range from $14.15 to $31.15 per IMS HEALTH share and are exercisable over periods ending no later than 2009. At December 31, 1998, outstanding options for IMS HEALTH common stock (pre-Gartner conversion) held by Company employees totaled 2,167,292, of which 511,232 had vested and were exercisable. The option prices ranged from $12.15 to $30.17 per IMS HEALTH share.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 5.  EMPLOYEE STOCK PLANS (CONTINUED)

    IMS HEALTH option activity for stock options granted to Company employees is as follows:

                                                                 IMS          WEIGHTED
                                                                HEALTH        AVERAGE
                                                                SHARES     EXERCISE PRICE
                                                              ----------   --------------
IMS HEALTH Options Outstanding, January 1, 1997.............   1,887,584       $16.54
Granted.....................................................     548,500       $21.35
Exercised...................................................     (33,952)      $13.56
Expired.....................................................      (5,000)      $16.69
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1997...........   2,397,132       $17.68
NMR Conversion Adjustment...................................    (130,060)          --
Granted.....................................................     189,950       $29.43
Exercised...................................................    (283,730)      $17.30
Expired/Terminated..........................................      (6,000)      $24.64
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1998...........   2,167,292       $19.80
Gartner Conversion Adjustment...............................     296,496           --
Granted.....................................................     430,437       $34.09
Exercised...................................................     (99,193)      $17.76
Expired.....................................................     (43,700)      $22.79
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1999...........   2,751,332       $19.95
                                                              ----------

                      DECEMBER 31, 1999
                  -------------------------                     WEIGHTED-AVERAGE
   RANGE OF                                    REMAINING     OPTION EXERCISE PRICES
   EXERCISE         NUMBER        NUMBER      CONTRACTUAL   -------------------------
    PRICES        OUTSTANDING   EXERCISABLE      LIFE       OUTSTANDING   EXERCISABLE
---------------   -----------   -----------   -----------   -----------   -----------
$14.15 - $15.79    1,542,433      687,738     6.9 years       $15.78        $15.77
$16.70 - $18.39      148,991       68,652     7.1 years       $17.57        $17.27
$20.07 - $21.03      388,345       97,876     7.9 years       $20.87        $21.03
$23.50 - $26.99      209,767       57,883     8.6 years       $26.68        $26.88
$27.40 - $31.15      461,796            0     9.1 years       $30.81            --
                  ----------      -------
                   2,751,332      912,149

NOTE 6.  SHAREHOLDER'S EQUITY

COMMON STOCK

    The Company has authorized for issuance 200 shares of common stock with no par value. At December 31, 1999 and 1998 the Company had 10 shares outstanding and held by IMS HEALTH.

NOTE 7.  INCOME TAXES

    The provision for U.S. Federal, State and Local income taxes consisted of:

                                                                1999       1998       1997
                                                              --------   --------   --------
Current.....................................................   $3,067     $ (26)     $1,337
Deferred....................................................   $ (363)    $ 415      $  170
                                                               ------     -----      ------
Total.......................................................   $2,704     $ 389      $1,507
                                                               ======     =====      ======

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 7.  INCOME TAXES (CONTINUED)

    The following table summarizes the significant differences between applying the U.S. Federal statutory income tax rate to the Company's income before provision for income taxes, and the Company's reported provision for income taxes.

                                                                1999       1998       1997
                                                              --------   --------   --------
Tax Expense at Statutory Rate...............................   $2,196      $297      $1,238
State and Local Income Taxes, net of federal tax benefit....      455        29         238
Other; Net..................................................       53        63          31
                                                               ------      ----      ------
Total Taxes.................................................   $2,704      $389      $1,507
                                                               ======      ====      ======

    The Company's deferred tax assets (liabilities) as of December 31, are comprised of the following:

                                                                1999       1998
                                                              --------   --------
Deferred Tax Assets:
  Depreciation..............................................  $   811    $   681
  Bad Debt Reserve..........................................      213        143
  Accrued Liabilities.......................................        0         87
                                                              -------    -------
                                                                1,024        911
Deferred Tax Liabilities:
  Computer Software.........................................   (3,008)    (2,968)
  Other Current Assets......................................        0       (184)
                                                              -------    -------
    Sub-Total...............................................   (3,008)    (3,152)
                                                              -------    -------
  Net Deferred Tax Liability................................  ($1,984)   ($2,241)
                                                              =======    =======

    The Company has established a full valuation allowance attributable to deferred tax assets, primarily net operating losses, in certain U.S. state and local tax jurisdictions where, based on available evidence, it is more likely than not that such assets will not be realized. Such amounts are not material.

NOTE 8.  LEASE COMMITMENTS

    Certain of the Company's operations are conducted from leased facilities under operating leases. Rental expense under real estate operating leases for the years 1999, 1998 and 1997 was $2,019, $2,074, and $1,953, respectively.
Included in the Company's operating leases of certain facilities are escalating rent payments and construction credits, which are amortized over the life of the lease. The approximate minimum annual rental expense for real estate operating leases that have remaining noncancelable lease terms in excess of one year, at December 31, 1999 was: 2000--$1,722; 2001--$1,748; 2002--$1,766; 2003--$1,792;
2004--$1,845; thereafter- $6,575.

    The Company also leases or participates in leases of certain computer and other equipment under operating leases, principally on a short-term basis. Rental expense under computer and other equipment leases was $260, $159, and $97 for 1999, 1998 and 1997, respectively.

NOTE 9.  RELATIONSHIPS WITH IMS HEALTH AND AFFILIATES

    IMS HEALTH uses a centralized cash management system to finance their operations. Cash deposits from most of the Company's businesses are transferred to IMS HEALTH on a daily basis.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 9.  RELATIONSHIPS WITH IMS HEALTH AND AFFILIATES (CONTINUED)

IMS funds the Company's disbursement bank accounts as required. No interest has been charged on these transactions.

    In addition to the retirement benefit programs discussed in Note 4, IMS HEALTH provides certain centralized services (see Note 1) to the Company. Expenses related to these services were allocated to the Company based on utilization of centralized services or, where not estimable, based on revenue of the Company in proportion to IMS HEALTH's consolidated revenue. Management believes these allocation methods are reasonable. Allocations based on utilization of centralized services were $1,239, $334, and $348 in 1999, 1998, and 1997, respectively. Erisco entered the IMS HEALTH healthcare plan in 1999 and received an allocation for the first time. Allocations based on revenue of the Company in proportion to the consolidated IMS HEALTH revenue were $219, $254, and $257 in 1999, 1998, and 1997 respectively. All allocations were included in the operating expenses of the Company. Allocations are not necessarily representative of the costs the Company would incur as a stand-alone entity. Amounts due to IMS HEALTH for these allocated expenses are included in Due from Parent.

    In 1997, the Company entered into a demand promissory note payable to Spartan Leasing Corporation, a controlled subsidiary of IMS. Interest is compounded quarterly. Through 1999, no interest payments have been made. The interest rate is reset every 90 days, based on the higher of either the commercial paper rate one business day prior to 1st day of the interest period, or the LIBOR rate three business days prior to first day of the interest period, plus .05%. As of December 31, 1999 principal and accrued interest of $45,639 and $7,680, respectively and included in Note Payable, Related Party in the Statement of Financial Position. This note has been guaranteed by IMS HEALTH. See footnote 13 to these financial statements regarding the subsequent repayment of this note.

    In 1999, the Company entered into an agreement with Cognizant Technology Solutions (CTS), whose majority shareholder is IMS HEALTH. The agreement sets forth a cross-marketing relationship between the two entities. Erisco generates commissions for revenue earned by CTS as a result of the agreement. No commissions were accrued to Erisco as a result of this agreement in 1999. As a result, in the opinion of management it is remote that a loss may occur in conjuction with these matters.

    IMS HEALTH has agreed to indemnify ERISCO for certain contingencies where joint and several liability exist that may arise under the agreements entered into in connection with the 1996 spin-off of Cognizant Corporation from The Dun & Bradstreet Corporation and the 1998 spin-off with Nielsen Media Research Inc.

NOTE 10.  CONTINGENCIES

    The Company has from time to time been involved in legal proceedings and litigation arising in the ordinary course of business, however, no such proceedings or litigation are currently pending.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 11.  SUPPLEMENTAL FINANCIAL DATA

    ACCOUNTS RECEIVABLE--NET:

                                                                1999       1998
                                                              --------   --------
Trade.......................................................  $ 3,020    $ 2,113
Unbilled Revenue............................................      428        540
Other.......................................................       19         20
Less: Allowance for Doubtful Accounts.......................     (543)      (351)
                                                              -------    -------
                                                              $ 2,924    $ 2,322
                                                              =======    =======

    PROPERTY AND EQUIPMENT:

                                                                1999       1998
                                                              --------   --------
Furniture and Fixtures......................................  $ 1,343    $   395
Machinery and Equipment.....................................    5,275      3,994
Less: Accumulated Depreciation..............................   (4,201)    (3,389)
Leasehold Improvements, less: Accumulated Amortization of
  $1,673 and $1,368.........................................    1,782        246
Internal Use Software, less: Accumulated Amortization of
  $662 and $540.............................................      214        184
                                                              -------    -------
                                                              $ 4,413    $ 1,430
                                                              =======    =======

    ACCRUED AND OTHER CURRENT LIABILITIES:

                                                                1999       1998
                                                              --------   --------
Salaries, Wages, Bonuses and Other Compensation.............   $1,917     $2,010
Other.......................................................    2,685      1,950
                                                               ------     ------
                                                               $4,602     $3,960
                                                               ======     ======

NOTE 12.  INFORMATION ON PRODUCTS AND SERVICES

   In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the way that companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not have a material effect on the Company's financial statements.

    The Company generates substantially all of its revenues through software sales and services under a common management team, and therefore the Company has only one reportable segment. All revenues are generated from domestic sources. All of the Company's long-lived assets are physically located within the United States.

    Total operating expenses are controlled centrally based on established budgets by operating department. Operating departments include product development, sales and marketing, account management and customer service, and finance and administration. Assets, technology, and personnel resources of the Company are shared and utilized for all of the Company's service offering. These resources are allocated based on contractual requirements, the identification of enhancements to the

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 12.  INFORMATION ON PRODUCTS AND SERVICES (CONTINUED)

current service offerings, and other non-financial criteria. The Company does not prepare operating statements by revenue source. The Company does not account for, and does not report to management, its assets or capital expenditures by revenue source.

NOTE 13.  SUBSEQUENT EVENTS (UNAUDITED)

    DIVESTITURE AGREEMENT

    On May 16, 2000, Erisco entered into an Agreement and Plan of Reorganization (the "Divestiture Agreement") with the Trizetto Group, Inc. ("Trizetto"), Elbejay Acquisition Corp. ("Elbejay") a wholly owned subsidiary of Trizetto, and, IMS Health Incorporated ("IMS HEALTH") pursuant to which Elbejay would merge with and into the Company, resulting in Erisco becoming a wholly owned subsidiary of Trizetto (the "Merger Agreement".) On October 2, 2000, the Company consummated the transaction, and the Company became a wholly owned subsidiary of Trizetto. The purchase price of approximately $211.9 million consisted of 12,142,857 shares of common stock with a value of $15.89 per share, assumed liabilities of approximately $9.4 million and acquisition costs of approximately $9.5 million. The Divestiture Agreement supercedes the merger of the two companies previously announced March 29, 2000, which has been terminated by the consent of both Boards of Directors.

    Pursuant to the Divestiture Agreement, IMS HEALTH has indemnified TriZetto of all taxes, including sales taxes, and other contingencies that may exist prior to the closing of the transaction. IMS HEALTH has also agreed to indemnify TriZetto for breaches of representation and warranties made in the agreement.

    For purposes of governing certain of the ongoing relationships between the Company and IMS HEALTH after the closing and to provide for an orderly transition, the Company and IMS HEALTH may enter into various business service arrangements, including, providing Accounting operations, providing other Corporate or Operational resources.

    EQUITY FINANCING

    On June 30, 2000, IMS HEALTH made a capital contribution of $55,034 to Erisco, which was recorded as Capital In Excess of Par in the Statement of Financial Position. On the same date, Erisco repaid the principal and accrued interest on its note payable to Spartan Leasing Corporation of $45,639 and $9,392, respectively, extinguishing its obligation under this note.